Exhibit 10.2

Equity Transfer Agreement

Party A (Equity Transferor): Kang Fu International Medical Co., Limited (Certificate Number: 65339719-000-10-21-9)

Hereinafter referred to as Party A

Party B (Equity Transferee): Yangzhou Boxin Medical Equipment Co., Ltd. (Certificate Number: 91321003MAC02DAU4K)

Hereinafter referred to as Party B

WHEREAS:

1. Hainan Guoxie Technology Group Co., Ltd. is an enterprise registered in Qionghai City, with a registered capital of RMB 10,000,000, of which Party A contributed RMB 55,000,000, holding 55% of the shares of Hainan Guoxie Technology Group Co., Ltd.

2. Party A is willing to transfer 10% of the rights and obligations of the equity interests in Hainan Guoxie Technology Group Co., Ltd. to Party B; the other shareholders of the company have waived their preemptive rights to subscribe for the equity.

3. Party B is willing to accept the transfer of the aforementioned equity and the corresponding rights and obligations in accordance with the terms of this Agreement.

Accordingly, after friendly consultation, the two parties have reached the following agreement, which shall be honored by both parties:

Article 1 Subject Matter of Equity Transfer

1. The subject of the transfer under this Agreement is: 10% equity interest in Hainan Guoxie Technology Group Co., Ltd. held by Party A.

2. Party A agrees to transfer the above equity interest to Party B.

Article 2 Equity Transfer Price

Party A and Party B agree that Party A shall transfer the above subject matter to Party B at RMB ¥4,423,500.

Article 3 Payment of Equity Transfer

Party B shall pay to Party A the aforementioned equity transfer consideration, i.e. the sum of RMB 4,423,500, in cash.

Article 4 Registration of Changes in Equity Transfer

Within 30 business days after the signing of this Agreement, Party A and Party B shall jointly handle the formal procedures for the transfer of the above subject equity.

Article 5 Shareholding Structure after the Transfer of Equity

Party B shall hold 40% of the equity interest in Hainan Guoxie Technology Group Co., Ltd.

Article 6 Burden of Taxes and Fees Related to Equity Transfer

The relevant taxes and fees arising from the equity transfer shall be equally borne by Party A and Party B.

Article 7 Obligations of the Equity Transferor

1. Party A, as the equity transferor, guarantees that its representations and warranties in this Agreement are all true, that all legal documents provided to Party B in the process of signing this Agreement are true, legal and valid, and that there is no intentional concealment of material facts or omission of material matters that should be disclosed.

2. Party A owns the legal property of the transferred equity and has the full and effective right to dispose of the transferred equity. The transferred equity is not subject to any security interests, is not attached to any debts, and there are no restrictions on its transfer, and it is free from the claims of third parties.

3. Party A shall bear the debts and claims arising before the equity transfer, and Party B shall bear the debts and claims arising after the transfer.

4. According to the Agreement, Party A shall issue relevant legal documents in a timely manner in order to cooperate with Party B to complete the equity transfer change registration procedures.

5. Other obligations to be performed by the equity transferor as stipulated in this Agreement.

Article 8 Obligations of the Equity Transferee

1. Perform the capital contribution obligation according to the payment term of the equity transfer agreed in this Agreement.

2. To issue relevant legal documents in time according to the Agreement in order to cooperate with Party A to complete the registration procedures for the change of equity transfer.

3. Other obligations to be performed by the equity transferee as stipulated in this Agreement.

Article 9 Liability for Breach of Contract

1. If either party fails to perform or fully perform the terms of this Agreement after the formal signing of this Agreement, it shall constitute a breach of contract, and the breaching party shall be liable for all direct economic losses caused by its breach of contract to the non-breaching party.

2. In the event of a breach of contract by either party, the non-breaching party shall have the right to demand that the breaching party continue to perform this Agreement.

Article 10 Amendment and Termination of the Agreement

1. Any amendment to this Agreement must be agreed upon by both parties in writing. If no agreement can be reached through consultation, this Agreement shall continue to be valid.

2. In the event of a breach of contract by either party, the non-breaching party shall have the right to demand that the breaching party continue to perform this Agreement.

3. If both parties agree to terminate the performance of this Agreement, a written agreement must be made, and it shall not be effective until it is signed and sealed by both parties.

Article 11 Dispute Resolution

Any disputes arising from or in connection with the performance of this Agreement shall be resolved by the parties through friendly negotiation. If no agreement can be reached through negotiation, either party has the right to file a lawsuit with the People’s Court that has jurisdiction.

Article 12 Effectiveness of the Agreement and Others

This Agreement shall come into effect after being signed and sealed by both parties. There are four originals of this Agreement, one held by Party A, one held by Party B, and one each submitted to the registration and taxation authorities.

Party A (Sign):

Party B (Sign):

Place of Signing: Qionghai City, Hainan Province

Date: February 26, 2024

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